                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported):  May 22, 1995


                        Crown Cork & Seal Company, Inc.
    -----------------------------------------------------------------------
            (Exact name of Registrant as specified in its charter)



  Pennsylvania                      1-2227                   23-1526444
- ---------------                 --------------          --------------------
(State or other                  (Commission               (IRS Employer
jurisdiction of                  File Number)            Identification No.)
incorporation)


  9300 Ashton Road, Philadelphia, PA                                19136
- ---------------------------------------                          ----------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:  (215) 698-5100
                                                     --------------
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Item 5.  Other Events.
         ------------

         On May 22, 1995, Crown Cork & Seal Company, Inc. (the "Company") entered into an Exchange Offer Agreement, dated as of May 22, 1995 (the "Agreement"), between the Company and Compagnie Generale d'Industrie et de Participations, a societe anonyme organized under the laws of the Republic of
                  ---------------
France ("Shareholder").

         Pursuant to the Agreement and subject to the terms and conditions thereof, the Company has agreed to make (or cause a wholly-owned subsidiary of the Company to make) a public exchange offer (the "Offer") in France for all the outstanding shares of common stock, FF 10 par value per share (the "Common Stock"), of CarnaudMetalbox, a societe anonyme organized under the laws of the
                               ---------------
Republic of France ("CMB"), and Shareholder has agreed to tender all shares of Common Stock beneficially owned by Shareholder pursuant to the Offer and to elect irrevocably to receive only Units (as defined below) in consideration for such shares. The Company has also agreed, subject to the terms and conditions of the Agreement, to make (or cause a wholly-owned subsidiary to make) an exchange offer in the United Kingdom on terms identical to the Offer.

         Subject to the terms and conditions of the Agreement, shareholders of CMB will be offered, for each share of Common Stock tendered and not withdrawn, a choice between (i) 1.065 units (each, a "Unit"), each Unit consisting of (x)
 .75 shares of Company common stock, par value $5.00 per share ("Crown Common Stock"), and (y) .25 shares of Company 4.5% cumulative convertible preferred stock, with a par value per share equal to the average of the Market Closing Price (as defined in the Agreement) per share of Crown Common Stock for the most recent 20 business days on which trading of Crown Common Stock has occurred prior to the Measurement Date (as defined in the Agreement) (the "Crown Preferred Stock"), and (ii) cash in an amount of FF 225.

         The ratio of 1.065 Units for each share of Common Stock is subject to adjustment to the extent set forth in the Agreement based on, among other things, the Average Crown Common Stock Price (as defined in the Agreement).

         The Agreement includes other provisions, including, without limitation, a provision effective on the closing of the Offer (the "Closing Date") relating to the formation of a strategic committee of the Company's Board of Directors and the chairmanship of such committee by a director designated by Shareholder.

         On the Closing Date, the Company and Shareholder will enter into a Shareholders Agreement in the form attached as Annex 3 to the Agreement or such other form as may be agreed to by the parties (the "Shareholders Agreement"). The Shareholders Agreement contains, among other things, standstill provisions as well as provisions relating to voting rights, Shareholder's right to designate certain directors, restrictions on Shareholder's transfer of securities of the Company, and registration rights.

         The foregoing description of the Agreement, the Crown Preferred Stock and the Shareholders Agreement is qualified in its entirety by reference to the text of the Agreement, the form of proposed Amendment to the Articles of Incorporation of the Company and the form of Shareholders Agreement, which are filed as Exhibit 2.1 hereto and which are incorporated herein by reference.

Item 7(c).  Exhibits.
            --------

2.1 Exchange Offer Agreement, dated as of May 22, 1995, between Crown Cork & Seal Company, Inc. and Compagnie Generale d'Industrie et de Participations (including the proposed Amendment to the Articles of Incorporation of the Company attached as Annex 1 thereto, the Amendment to the By-Laws of the Company attached as Annex 2 thereto, the form of Shareholders Agreement attached as Annex 3 thereto, and certain statements in respect of CMB attached as Annex 4 thereto).

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CROWN CORK & SEAL COMPANY, INC.


                                    By   /s/ Alan W. Rutherford
                                       ---------------------------
                                       Alan W. Rutherford
                                       Executive Vice President and
                                         Chief Financial Officer



Date:  June 15, 1995

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                                 EXHIBIT INDEX

Exhibit No.,
As provided                                           Page in
in Item 601                                           Sequentially
Exhibit Number         Description                    Numbered Copy
- --------------         -----------                    -------------
2.1                    Exchange Offer Agreement,            6
                       dated as of May 22, 1995,
                       between Crown Cork & Seal
                       Company, Inc. and Compagnie
                       Generale d'Industrie et de
                       Participations (including
                       the proposed Amendment to the
                       Articles of Incorporation of
                       the Company attached as Annex
                       1 thereto, the Amendment to
                       the By-Laws of the Company
                       attached as Annex 2 thereto,
                       the form of Shareholders
                       Agreement attached as Annex 3
                       thereto, and certain statements
                       in respect of CMB attached as
                       Annex 4 thereto)